Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
The Travelers Companies, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-8 (SEC File No. 333-234648, No. 333-232051, No. 333-218874, No. 333-212078, No. 333-196290, No. 333-176002, No. 333-164972, No. 333-157092, No. 333-157091, No. 333-128026, No. 333-120998, No. 333-117726, No. 333-114135 and No. 333-63114) and on Form S-3 (SEC File No. 333-232050) of The Travelers Companies, Inc. and subsidiaries of our reports dated February 13, 2020, with respect to the consolidated balance sheet of The Travelers Companies, Inc. and subsidiaries as of December 31, 2019 and 2018, the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes and financial statement schedules as listed in the accompanying index to consolidated financial statements and schedules (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10-K of The Travelers Companies, Inc.

/s/ KPMG LLP
KPMG LLP

New York, New York February 13, 2020

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